EXECUTION VERSION WEIL:\98983270\8\43717.0003 CONSENT, LIMITED WAIVER AND THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT CONSENT, LIMITED WAIVER AND THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Consent and Limited Waiver”), dated as of February 14, 2023, among EMERGENT BIOSOLUTIONS INC., a Delaware corporation (the “Borrower”), the Guarantors (as defined in the Credit Agreement referred to below) party hereto, the Lenders party hereto (the “Consenting Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below. W I T N E S S E T H: WHEREAS, the Borrower, the lenders party thereto from time to time (the “Lenders”) and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement, dated as of October 15, 2018 (as amended by the First Amendment to Amended and Restated Credit Agreement dated as of June 27, 2019, as further amended by the Second Amendment to Amended and Restated Credit Agreement dated as of August 7, 2020 and as may further be amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”); WHEREAS, pursuant to the terms of Section 8.1(a) of the Credit Agreement, within ninety (90) days of the end of the fiscal year ending December 31, 2022, the Borrower is required to deliver to the Administrative Agent, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report of an independent certified public accountant of nationally recognized standing, which report (a) shall be prepared in accordance with generally accepted auditing standards and (b) shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (this clause (b), the “Going Concern Requirement”) (collectively, the “2022 Financials”); WHEREAS, pursuant to the terms of Section 8.1(c) of the Credit Agreement, within forty-five (45) days of the beginning of the fiscal year ending December 31, 2023, the Borrower is required to deliver an annual business plan and budget of the Borrower and its Subsidiaries on a consolidated basis for such fiscal year prepared by management, in form reasonably satisfactory to the Administrative Agent (the “2023 Budget Requirement”); WHEREAS, pursuant to the terms of Section 9.11 of the Credit Agreement, the Borrower is required to comply with the minimum Consolidated Debt Service Coverage Ratio and maximum Consolidated Net Leverage Ratio set forth therein (collectively, the “Financial Covenants”) as of the last day of the applicable Measurement Period; WHEREAS, the Borrower has notified the Lenders and the Administrative Agent that certain of its subsidiaries (the “Project Emerald Sellers”) disclosed to the Lenders and the Administrative Agent, intend to dispose of certain assets disclosed to the Lenders and the Administrative Agent (collectively, “Project Emerald Transaction”) on substantially the same terms set forth in the Purchase and Sale Agreement provided to counsel to the Administrative Agent on February 13, 2023 (the “Reviewed Purchase Agreement”); and WHEREAS, pursuant to Section 12.2 of the Credit Agreement, the Borrower has requested, and subject to the terms and conditions set forth herein, the Administrative Agent and the Required Lenders have agreed, to the consent described in Section 1 hereof, the limited waiver described in Section 2 hereof, and the amendments to the Credit Agreement set forth in Section 3 hereof. CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [...], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

2 WEIL:\98983270\8\43717.0003 NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows: SECTION 1. Consent. Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Lenders constituting the Required Lenders hereby acknowledge and consent (a) to the consummation of the Project Emerald Transaction (including, for the avoidance of doubt, any mergers or investments consummated in connection therewith) substantially in accordance with the terms of the Reviewed Purchase Agreement, as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, but without giving effect to any amendment, waiver or consent by the Borrower and/or any affiliate thereof that is materially adverse to the interests of the Lenders without the consent of the Required Lenders; provided that the Net Cash Proceeds of not less than $270,000,000.00 from the Project Emerald Transaction (plus or minus any working capital adjustment made in accordance with the Reviewed Purchase Agreement; provided that the aggregate amount of any reduction resulting from the working capital adjustment shall not exceed [...]) shall be promptly deposited into a cash collateral account with the Administrative Agent that is a Controlled Account (the “Emerald Collateral Account”) and shall, unless otherwise agreed to in writing by the Borrower and the Required Lenders, be immediately applied to repay the outstanding Term Loans in accordance with Section 4.4(b)(iv) of the Credit Agreement on the expiration of the Limited Waiver Period, and (b) to the receipt of the projections delivered to the Lenders on February 9, 2023 in satisfaction of the 2023 Budget Requirement. The Administrative Agent hereby appoints, authorizes and directs any Lender with whom any deposit account is maintained to act as collateral sub-agent for the Administrative Agent, the Lenders and the Issuing Lenders for purposes of the perfection of all Liens with respect to any such account, and may further authorize and direct such Lender to take further actions as collateral sub-agent for purposes of enforcing such Liens, and each such Lender hereby accepts such appointment and agrees to take such further actions to the extent, and only to the extent, so authorized and directed. SECTION 2. Limited Waiver. Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Lenders constituting the Required Lenders hereby agree to (x) temporarily waive any Default or Event of Default arising from Borrower’s non-compliance with the Going Concern Requirement with respect to the 2022 Financials and (y) temporarily waive any Default or Event of Default arising from Borrower’s non-compliance with the Financial Covenants for the fiscal quarters ending December 31, 2022 and March 31, 2023, in each case during the period (the “Limited Waiver Period”) commencing on the Consent and Limited Waiver Effective Date (defined below) and ending on the earlier to occur of (i) an Event of Default other than the defaults identified in clauses (x) and (y) above and (ii) April 17, 2023, as such date may be extended in writing by the Borrower and the Required Lenders. SECTION 3. Amendments to Credit Agreement. Subject to and in accordance with the terms and conditions set forth herein, the parties hereto agree that the Credit Agreement is amended as follows: (a) The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended by adding the following additional paragraph after the final sentence therein: Notwithstanding the foregoing, in the event that any financial statement or Compliance Certificate delivered pursuant to Section 8.1 or 8.2(a) is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) any Commitments are in effect, or (iii) any Extension of Credit is outstanding when such inaccuracy is discovered or such financial statement or Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (A) the Borrower shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (B) the Applicable Margin for such Applicable Period shall be determined as if the Consolidated Net Leverage Ratio in the

3 WEIL:\98983270\8\43717.0003 corrected Compliance Certificate were applicable for such Applicable Period, and (C) the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 5.4. Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Sections 5.1(b) and 10.2 nor any of their other rights under this Agreement or any other Loan Document. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder. The Applicable Margin with respect to any Incremental Term Loan shall be set forth in the applicable Incremental Facility Amendment. (b) Article I of the Credit Agreement is hereby amended by adding the following defined terms in appropriate alphabetical order: “Limited Waiver Period” has the meaning set forth in the Third Amendment. “Third Amendment” means that certain Consent, Limited Waiver and Third Amendment to Amended and Restated Credit Agreement, dated as of February 14, 2023, among the Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent. (c) Section 2.1 of the Credit Agreement is hereby amended by amending and restating the proviso at the end of the first sentence thereof to read as follows: provided, that (a) the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment, (b) the Revolving Credit Exposure of any Revolving Credit Lender shall not at any time exceed such Revolving Credit Lender’s Revolving Credit Commitment, (c) the aggregate principal amount of all outstanding Revolving Credit Loans denominated in Alternative Currencies and Letters of Credit denominated in Alternative L/C Currencies shall not exceed the Alternative Currency Sublimit and (d) notwithstanding anything to the contrary herein, the Revolving Credit Lenders shall not be required to make any Revolving Credit Loans during the Limited Waiver Period. (d) Section 4.4(b)(ii) of the Credit Agreement is hereby amended by amending and restating the proviso at the end thereof to read as follows: provided further that, other than during the Limited Waiver Period and so long as no Event of Default has occurred and is continuing, no prepayment shall be required under this Section 4.4(b)(ii) with respect to (x) such portion of such Net Cash Proceeds that the Borrower shall have, on or prior to such date given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 4.4(b)(iii) and (y) Dispositions with aggregate Net Cash Proceeds not to exceed [...] during the term of this Agreement. (e) Sections 4.4(b)(iii) and 4.4(b)(v) of the Credit Agreement are hereby amended by amending and restating the phrase “so long as no Event of Default has occurred and is continuing” in the first sentence thereof to read as follows: “other than during the Limited Waiver Period and so long as no Event of Default has occurred and is continuing”. (f) Section 5.2 of the Credit Agreement is hereby amended by amending and restating the phrase “Provided that no Default or Event of Default has occurred and is then continuing” in the first sentence thereof to read as follows: “Other than during the Limited Waiver Period if the resulting Interest Period for the applicable Eurocurrency Rate Loan would expire after April 9, 2023, and provided that no Default or Event of Default has occurred and is then continuing”.

(g) Clause (b) in the first sentence of Section 8.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: (b) during the Limited Waiver Period or when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice (h) Section 8.12(c) of the Credit Agreement is hereby amended by amending and restating the proviso at the end thereof to read as follows: provided that (i) no such release is permitted during the Limited Waiver Period, (ii) immediately before and after such release, no Default or Event of Default shall have occurred and be continuing and (iii) all outstanding Investments made by the Borrower and its Subsidiaries in such Immaterial Subsidiary as of such date of release shall be deemed to have been made under Section 9.2(c)(iv). (i) Sections 9.2(g), 9.2(i), 9.3(h), 9.5(g), 9.6(k), 9.14(c), and 9.14(f) of the Credit Agreement are hereby amended by adding the following language at the beginning of each such Section: “other than during the Limited Waiver Period,”. (j) Sections 9.4(e) and 9.6(d) of the Credit Agreement are hereby amended by adding the following language at the beginning of each such Section: “other than during the Limited Waiver Period and”. (k) Section 9.6(c) of the Credit Agreement is hereby amended by amending and restating the phrase “so long as no Default or Event of Default shall occurred and be continuing” in the first sentence thereof to read as follows: “other than during the Limited Waiver Period and so long as no Default or Event of Default shall have occurred and be continuing”. (l) Section 10.2(a) of the Credit Agreement is hereby amended by deleting the reference therein to “Section 10.1(i) or (j)” and replacing such reference with “Section 10.1(f) and (g)”. SECTION 4. Conditions of Effectiveness of Consent and Limited Waiver. This Consent and Limited Waiver, and the consent set forth in Section 1 above, the limited waiver set forth in Section 2 above and the amendments set forth in Section 3 above, shall become effective on the date (such date, the “Consent and Limited Waiver Effective Date”) when the Administrative Agent shall have received (i) this Consent and Limited Waiver, duly executed by a Responsible Officer of the Borrower, the Guarantors existing as of the Consent and Limited Waiver Effective Date, the Administrative Agent and the Required Lenders, (ii) payment of the Consent and Limited Waiver Fee (defined below), and (iii) payment of the reasonable fees, charges and disbursements of McGuireWoods LLP, counsel for the Administrative Agent and of RPA Advisors, LLC, financial advisor engaged on behalf of the Administrative Agent. SECTION 5. Control Agreements. Notwithstanding anything to the contrary contained in the Credit Agreement or any other Loan Document, by no later than April 17, 2023, the Credit Parties shall deliver to the Administrative Agent customary Account Control Agreements in favor of the Administrative Agent with respect to their Deposit Accounts (as defined in the Collateral Agreement) other than those Deposit Accounts that constitute Excluded Deposit Accounts (as defined in the Collateral Agreement) pursuant to clauses (a), (b), (c), (e) and (f) of the definition thereof. SECTION 6. Fee. In consideration of the willingness of the Lenders to enter into this Consent and Limited Waiver, on the Consent and Limited Waiver Effective Date, the Borrower shall pay to the Administrative Agent, for the ratable benefit of each Consenting Lender, a fee in an aggregate amount equal to [...] of the Lenders as of the Consent and Limited Waiver Effective Date 4 WEIL:\98983270\8\43717.0003

5 WEIL:\98983270\8\43717.0003 (the “Consent and Limited Waiver Fee”). The Consent and Limited Waiver Fee shall be shared by the Consenting Lenders on a pro rata basis and shall be fully earned, non-refundable, and due and payable in immediately available funds on the Consent and Limited Waiver Effective Date. SECTION 7. Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Consent and Limited Waiver, each Credit Party represents and warrants to the Administrative Agent and the Lenders on and as of the Consent and Limited Waiver Effective Date that, in each case: (a) the representations and warranties of each Credit Party set forth in the Credit Agreement and in each other Loan Document to which it is a party are true and correct in all material respects on and as of the Consent and Limited Waiver Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates; (b) except as described in this Consent and Limited Waiver, no Default or Event of Default has occurred and is continuing; (c) it has all requisite power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Consent and Limited Waiver and each other document executed in connection herewith to which it is a party in accordance with their respective terms and the transactions contemplated hereby; and (d) this Consent and Limited Waiver and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of each Credit Party, and each such document constitutes the legal, valid and binding obligation of each such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity. SECTION 8. General Release. (a) In consideration of, among other things, Administrative Agent’s and the Consenting Lenders’ execution and delivery of this Consent and Limited Waiver, each of Borrower and the other Credit Parties, on behalf of itself and its Related Parties, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against the Administrative Agent (and any sub-agent thereof), each Lender and each Issuing Lender and their respective Related Parties, and their respective successors and assigns (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the Consent and Limited Waiver Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith, or (ii) any aspect of the dealings or relationships between or among Borrower and the other Credit Parties, on the one hand, and any or all of the Administrative Agent, the Lenders and the Issuing Lenders, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. In entering into this Agreement, Borrower and each other Credit Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or

6 WEIL:\98983270\8\43717.0003 omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. (b) Each of Borrower and other Credit Parties, on behalf of itself and its Related Parties and its successors, assigns, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower or any other Credit Party pursuant to Section 8(a) hereof. If Borrower, any other Credit Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, Borrower and other Credit Parties, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation. (c) Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations thereunder. SECTION 9. Reference to and Effect on the Credit Agreement and the Loan Documents. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Consent and Limited Waiver shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document other than as expressly set forth herein, (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, or (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower, any of its Subsidiaries or any other Person with respect to any other waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby. SECTION 10. Acknowledgement and Reaffirmation. Each Credit Party (a) consents to this Consent and Limited Waiver and agrees that the transactions contemplated by this Consent and Limited Waiver shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, any of the Loan Documents to which it is a party (as amended pursuant to this Consent and Limited Waiver), (b) confirms and reaffirms its obligations under each of the Loan Documents to which it is a party (as amended pursuant to this Consent and Limited Waiver) and (c) agrees that each of the Loan Documents to which it is a party (as amended pursuant to this Consent and Limited Waiver) remains in full force and effect and is hereby ratified and confirmed. SECTION 11. Costs and Expenses. The Borrower hereby reconfirms its obligations pursuant to Section 12.3(a) of the Credit Agreement to pay and reimburse the Administrative Agent in accordance with the terms thereof. SECTION 12. Governing Law. THIS CONSENT AND LIMITED WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTION 13. Counterparts. This Consent and Limited Waiver may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

7 WEIL:\98983270\8\43717.0003 Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Consent and Limited Waiver shall be effective as delivery of an original executed counterpart of this Consent and Limited Waiver. SECTION 14. Entire Agreement. This Consent and Limited Waiver is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter. This Consent and Limited Waiver is a Loan Document and is subject to the terms and conditions of the Credit Agreement. SECTION 15. Successors and Assigns. This Consent and Limited Waiver shall be binding on and inure to the benefit of the parties hereto and their successors and permitted assigns. [The remainder of this page is intentionally left blank.]

Emergent BioSolutions, Inc. Consent and Limited Waiver to Amended and Restated Credit Agreement Signature Page JPMORGAN CHASE BANK, N.A., as Lender By: Name: Ling Li Title: Executive Director

Emergent BioSolutions, Inc. Consent and Limited Waiver to Amended and Restated Credit Agreement Signature Page WEIL:\98983270\4\43717.0003 170311320 BMO HARRIS BANK N.A., as Lender By: Name: David Check Title: Managing Director

Emergent BioSolutions, Inc. Consent and Limited Waiver to Amended and Restated Credit Agreement Signature Page WEIL:\98983270\4\43717.0003 170311320 CAPITAL ONE, N.A., as Lender By: Name: Ryan Guenin Title: Duly Authorized Signatory

Emergent BioSolutions, Inc. Consent and Limited Waiver to Amended and Restated Credit Agreement Signature Page WEIL:\98983270\4\43717.0003 170311320 CITIZENS BANK, N.A., as Lender

Emergent BioSolutions, Inc. Consent and Limited Waiver to Amended and Restated Credit Agreement Signature Page WEIL:\98983270\4\43717.0003 170311320 Internal TD BANK, N.A., as a Lender By: Name: Bernadette Collins Title: Senior Vice President

Emergent BioSolutions, Inc. Consent and Limited Waiver to Amended and Restated Credit Agreement Signature Page WEIL:\98983270\4\43717.0003 170311320 BMO HARRIS BANK N.A., successor by merger to BANK OF THE WEST, as a Lender By: Name: Ron Freed Title: Vice President

Emergent BioSolutions, Inc. Consent and Limited Waiver to Amended and Restated Credit Agreement Signature Page WEIL:\98983270\4\43717.0003 170311320 DNB CAPITAL LLC, as a Lender By: Name: Title: By: Name: Title: Dania Hinedi Senior Vice President (347) 843-2141 Bret Douglas Senior Vice President

HSBC BANK USA, N.A., as a Lender

By: ______________________________

Name: Alyssa Champion (Feb 14, 2023 13:01 EST)
Title: Senior Vice President

Emergent BioSolutions, Inc.
Consent and Limited Waiver to Amended and Restated Credit Agreement
Signature Page

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170311320
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RESTRICTED